Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Prashant Patel, Chief Executive Officer of Crown Reserve Acquisition Corp. I, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	the Quarterly Report on Form 10-Q of Crown Reserve Acquisition Corp. I for the three-month period ended June 30, 2025 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Crown Reserve Acquisition Corp. I.

Date: November 14, 2025	By:	/s/ Prashant Patel
		Name:	Prashant Patel
		Title:	Chief Executive Officer (Principal Executive Officer)